UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
June 13, 2019
___________________________________
PLURALSIGHT, INC.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-38498 (Commission File Number)	82-3605465 (I.R.S. Employer Identification Number)

182 North Union Avenue Farmington, Utah 84025
(Address of principal executive offices and zip code)
(801) 784-9007
(Registrant's telephone number, including area code)
___________________________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	PS	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On June 13, 2019, the Board of Directors (the "Board") of Pluralsight, Inc. (the "Company"), in consultation with the Audit Committee of the Board (the "Audit Committee"), reached a determination that the Company's consolidated financial statements and related disclosures for the year ended December 31, 2018, audited by PricewaterhouseCoopers LLP ("PwC") and included in its Annual Report on Form 10-K (the "Form 10-K"), and the condensed consolidated financial statements for each of the quarterly and year-to-date periods ended June 30 and September 30, 2018 included in its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2018 and September 30, 2018 (the "10-Qs") (collectively, the "Relevant Periods"), contained an understatement of non-cash equity-based compensation resulting in an understatement of the net loss. This understatement of non-cash equity-based compensation related to the incorrect timing of recognition of expense for certain restricted stock units ("RSUs"), which expense was initially recognized on a straight-line attribution basis. Upon further review, management determined that the non-cash equity-based compensation expense for such RSUs should have been recognized on a tranche-by-tranche basis ("accelerated attribution method") because the RSUs have a graded-vesting schedule and contain a performance condition. The impact of correcting the attribution is to shift the reporting periods in which non-cash equity-based compensation expense is recognized, and the Company expects that the preliminary, unaudited adjustments to non-cash equity-based compensation will increase net loss by $18.2 million for the year ended December 31, 2018, while the total cumulative expense over the amortization period will remain the same. The impact of correcting the attribution will decrease the amount of non-cash equity-based compensation expense to be recognized in future reporting periods for these awards beginning with the third quarter of 2019 and extending through the remaining service period of the awards.
The understatements have no impact on billings, billings from business customers, dollar-based net retention, revenue, cash flows from operating, investing or financing activities or any key business metrics or non-GAAP financial measures including non-GAAP gross margin, adjusted pro forma net loss per share, and free cash flow.
The understatements during the Relevant Periods relate to non-cash equity-based compensation expense for certain of the Company's RSUs subject to double-trigger vesting, which have a graded-vesting schedule and include both a service condition and a performance condition. The performance condition became probable upon completion of the Company's initial public offering in May 2018. The application of the straight-line attribution method versus accelerated attribution method resulted in understatements in non-cash equity-based compensation expense and net loss for the Relevant Periods. The change in attribution does not affect the aggregate equity-based compensation expense that will be recognized for the Company's double-trigger RSUs and all aggregate amounts to be recognized (excluding adjustments for forfeitures), regardless of attribution method, have been disclosed in previous filings with the Securities and Exchange Commission (the "SEC").
The Company, in consultation with the Board and the Audit Committee, has determined that (i) the consolidated financial statements and similar communications by the Company relating to the Relevant Periods should no longer be relied upon and (ii) it is appropriate to correct the error resulting in the understatements for the Relevant Periods by restating such consolidated financial statements because the understatements are material to the Company's previously issued consolidated financial statements. The Company notes that:

•	The adjustments do not affect the total cash flows from operating, investing, or financing activities as presented on the consolidated statements of cash flows for the Relevant Periods.

•
The adjustments do not affect key business metrics, including billings, billings from business customers and the Company's dollar-based net retention rate, or the non-GAAP financial measures presented in the Form 10-K or 10-Qs or in the Company's earnings releases for any Relevant Period. Specifically, non-GAAP gross margin and profit, non-GAAP operating loss, adjusted pro forma net loss per share, and free cash flow for any Relevant Period are not affected by the adjustments as these items exclude the effects of non-cash equity-based compensation expense.

•	The understatements had no impact on management's or other employees' cash-based compensation, as compensation plans were based on the attainment of billings and cash flow targets.

•
While the understatements impact the timing of recognizing non-cash equity-based compensation expense, they do not impact the number of shares awarded, the timing of issuance of shares, or the aggregate amount of equity-based compensation expense to be recognized from the awards. The recognized and unrecognized equity-based compensation expense, the attribution method applied, and the weighted-average period over which expense was expected to be realized were disclosed in each filing with the SEC that contained financial statements related to the Relevant Periods allowing users of the Company’s consolidated financial statements to quantify the impact of the selected attribution method.

•
The Company does not have any financial covenants related to its 0.375% Convertible Senior Notes due 2024 (the “Notes”). The Company does not expect there to be any impact on its compliance with the terms of the Notes.

•	The Company's management, Board, and Audit Committee have determined the understatements were unintentional and were not the result of fraud or any other attempt to deceive.

Preliminary Estimated Impact of Understatements
The following tables present the preliminary estimated impact of the understatements for the year ended December 31, 2018, the three and six months ended June 30, 2018, and the three and nine months ended September 30, 2018. These adjustments and expected restated consolidated financial results are preliminary, unaudited, and subject to further change in connection with the restatement of the Company's Annual Report on Form 10-K for the year ended December 31, 2018 (the "Form 10-K/A"). The adjustments do not affect the consolidated balance sheets as of December 31, 2018, June 30, 2018, or September 30, 2018, other than the offsetting changes to stockholders' equity as a result of the increased equity-based compensation. The adjustments also do not affect the total cash flows from operating, investing, or financing activities. The understatements did not have a material impact on the condensed consolidated financial statements for the quarter ended March 31, 2019.
The preliminary unaudited statements of operations for the year ended December 31, 2018, the three and six months ended June 30, 2018, and the three and nine months ended September 30, 2018 are expected to be adjusted as follows in connection with the understatements (in thousands, except per share amounts):

Year Ended December 31, 2018

	Year Ended December 31, 2018
	As Previously Reported	Estimated Adjustments	As Restated
Revenue	$232,029	$—	$232,029
Cost of revenue	62,550	65	62,615
Gross profit	169,479	(65)	169,414
Operating expenses:
Sales and marketing	153,643	4,766	158,409
Technology and content	65,998	3,291	69,289
General and administrative	68,351	10,067	78,418
Total operating expenses	287,992	18,124	306,116
Loss from operations	(118,513)	(18,189)	(136,702)
Other (expense) income:
Interest expense	(6,826)	—	(6,826)
Loss on debt extinguishment	(4,085)	—	(4,085)
Other income, net	1,504	—	1,504
Loss before income taxes	(127,920)	(18,189)	(146,109)
Provision for income taxes	(664)	—	(664)
Net loss	$(128,584)	$(18,189)	$(146,773)
Less: Net loss attributable to non-controlling interests	(44,917)	(4,743)	(49,660)
Net loss attributable to Pluralsight, Inc.	$(83,667)	$(13,446)	$(97,113)
Less: Accretion of Series A redeemable convertible preferred units	(176,275)	—	(176,275)
Net loss attributable to common shares	$(259,942)	$(13,446)	$(273,388)
Net loss per share, basic and diluted(1)	$(0.65)	$(0.07)	$(0.72)
Weighted-average common shares used in computing basic and diluted net loss per share(1)	62,840	62,840	62,840

Three and Six Months Ended June 30, 2018

	Three Months Ended June 30, 2018			Six Months Ended June 30, 2018
	As Previously Reported	Estimated Adjustments	As Restated	As Previously Reported	Estimated Adjustments	As Restated
Revenue	$53,572	$—	$53,572	$103,216	$—	$103,216
Cost of revenue	15,890	43	15,933	30,776	43	30,819
Gross profit	37,682	(43)	37,639	72,440	(43)	72,397
Operating expenses:
Sales and marketing	38,933	2,924	41,857	68,400	2,924	71,324
Technology and content	16,493	1,903	18,396	29,818	1,903	31,721
General and administrative	19,448	6,554	26,002	30,740	6,554	37,294
Total operating expenses	74,874	11,381	86,255	128,958	11,381	140,339
Loss from operations	(37,192)	(11,424)	(48,616)	(56,518)	(11,424)	(67,942)
Other (expense) income:
Interest expense	(2,424)	—	(2,424)	(6,134)	—	(6,134)
Loss on debt extinguishment	(4,085)	—	(4,085)	(4,085)	—	(4,085)
Other income, net	48	—	48	35	—	35
Loss before income taxes	(43,653)	(11,424)	(55,077)	(66,702)	(11,424)	(78,126)
Provision for income taxes	(143)	—	(143)	(252)	—	(252)
Net loss	$(43,796)	$(11,424)	$(55,220)	$(66,954)	$(11,424)	$(78,378)
Less: Net loss attributable to non-controlling interests	(12,706)	(1,204)	(13,910)	(12,706)	(1,204)	(13,910)
Net loss attributable to Pluralsight, Inc.	$(31,090)	$(10,220)	$(41,310)	$(54,248)	$(10,220)	$(64,468)
Less: Accretion of Series A redeemable convertible preferred units	(156,750)	—	(156,750)	(176,275)	—	(176,275)
Net loss attributable to common shares	$(187,840)	$(10,220)	$(198,060)	$(230,523)	$(10,220)	$(240,743)
Net loss per share, basic and diluted(1)	$(0.19)	$(0.02)	$(0.20)	$(0.19)	$(0.02)	$(0.20)
Weighted-average common shares used in computing basic and diluted net loss per share(1)	62,252	62,252	62,252	62,252	62,252	62,252
Three and Nine Months Ended September 30, 2018

	Three Months Ended September 30, 2018			Nine Months Ended September 30, 2018
	As Previously Reported	Estimated Adjustments	As Restated	As Previously Reported	Estimated Adjustments	As Restated
Revenue	$61,553	$—	$61,553	$164,769	$—	$164,769
Cost of revenue	15,331	16	15,347	46,107	59	46,166
Gross profit	46,222	(16)	46,206	118,662	(59)	118,603
Operating expenses:
Sales and marketing	41,392	1,240	42,632	109,792	4,164	113,956
Technology and content	17,227	910	18,137	47,045	2,813	49,858
General and administrative	17,398	2,420	19,818	48,138	8,974	57,112
Total operating expenses	76,017	4,570	80,587	204,975	15,951	220,926
Loss from operations	(29,795)	(4,586)	(34,381)	(86,313)	(16,010)	(102,323)
Other (expense) income:
Interest expense	(342)	—	(342)	(6,476)	—	(6,476)
Loss on debt extinguishment	—	—	—	(4,085)	—	(4,085)
Other income, net	654	—	654	689	—	689
Loss before income taxes	(29,483)	(4,586)	(34,069)	(96,185)	(16,010)	(112,195)
Provision for income taxes	(254)	—	(254)	(506)	—	(506)
Net loss	$(29,737)	$(4,586)	$(34,323)	$(96,691)	$(16,010)	$(112,701)
Less: Net loss attributable to non-controlling interests	(15,578)	(2,402)	(17,980)	(28,284)	(3,606)	(31,890)
Net loss attributable to Pluralsight, Inc.	$(14,159)	$(2,184)	$(16,343)	$(68,407)	$(12,404)	$(80,811)
Less: Accretion of Series A redeemable convertible preferred units	—	—	—	(176,275)	—	(176,275)
Net loss attributable to common shares	$(14,159)	$(2,184)	$(16,343)	$(244,682)	$(12,404)	$(257,086)
Net loss per share, basic and diluted(1)	$(0.23)	$(0.03)	$(0.26)	$(0.41)	$(0.05)	$(0.47)
Weighted-average common shares used in computing basic and diluted net loss per share(1)	62,472	62,472	62,472	62,400	62,400	62,400

(1)
Represents net loss per share of Class A common stock and weighted-average shares of Class A common stock outstanding for the periods following the Company's initial public offering and the related reorganization transactions.

The Company expects to file restated consolidated financial statements for the year ended December 31, 2018 on Form 10-K/A as soon as practicable and prior to the filing of its Quarterly Report on Form 10-Q for the three months ended June 30, 2019, which it expects to file on a timely basis. The Company expects to include detailed disclosure of the restatement impact on the consolidated financial statements for the quarterly and year-to-date periods ended June 30, 2018 and September 30, 2018 and the financial data for the quarterly period ended December 31, 2018 in the Form 10-K/A and does not expect to file amended Quarterly Reports on Form 10-Q for any of the Relevant Periods. The Company has concluded the impact of the error on the interim condensed consolidated financial statements included in the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 is not material and as such, those interim condensed consolidated financial statements can continue to be relied upon.

Adjusted Pro Forma Net Loss per Share
The Company uses non-GAAP measures including adjusted pro forma net loss and adjusted pro forma net loss per share in analyzing its financial results and believes that the use of these metrics is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing the Company's financial results with other companies in its industry, many of which present similar financial measures. The Company defines adjusted pro forma net loss as net loss attributable to common shares adjusted for the accretion of redeemable convertible preferred units and the reallocation of loss attributable to non-controlling interests from the assumed exchange of limited liability company units ("LLC Units") of Pluralsight Holdings, LLC ("Pluralsight Holdings") for newly issued shares of Class A common stock of the Company and further adjusted for non-cash or one-time charges, including non-cash equity-based compensation expense, amortization of acquired intangible assets, employer payroll taxes on employee stock transactions, and loss on debt extinguishment. The Company defines adjusted pro forma net loss per share as adjusted pro forma net loss divided by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC Units of Pluralsight Holdings for newly issued shares of Class A common stock of the Company.
As previously noted, the understatements have no impact on the Company's non-GAAP financial measures, including adjusted pro forma net loss and adjusted pro forma net loss per share for each of the three month periods ended June 30, September 30, and December 31, 2018, as illustrated in the following table (in thousands, except per share amounts):

	Three Months Ended
	June 30, 2018	September 30, 2018	December 31, 2018
Adjusted pro forma net loss per share
Numerator:
GAAP net loss attributable to common shares, as restated	$(198,060)	$(16,343)	$(16,302)
Accretion of Series A redeemable convertible preferred units	156,750	—	—
Reallocation of net loss attributable to non-controlling interests from the assumed exchange of LLC Units of Pluralsight Holdings for Class A common stock, as restated	(13,910)	(17,980)	(17,770)
Equity-based compensation, as restated	28,979	20,630	19,510
Amortization of acquired intangibles	3,332	1,056	960
Employer payroll taxes on employee stock transactions	—	—	1,180
Loss on debt extinguishment	4,085	—	—
Adjusted pro forma net loss	$(18,824)	$(12,637)	$(12,422)
Denominator:
Weighted-average shares of Class A common stock outstanding	*	62,472	63,494
Weighted-average LLC Units of Pluralsight Holdings that are convertible into Class A common stock	*	68,734	69,211
Adjusted pro forma weighted-average common shares outstanding, basic and diluted	89,006	131,206	132,705
Adjusted pro forma net loss per share	$(0.21)	$(0.10)	$(0.09)
Adjusted pro forma net loss per share, as previously reported	$(0.21)	$(0.10)	$(0.09)
(*) Weighted-average shares of Class A common stock and LLC Units of Pluralsight Holdings are not presented for the three months ended June 30, 2018 as these amounts are only presented on a GAAP basis for the periods following the Company's initial public offering and related reorganization transactions.
The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Internal Control Considerations
Management is currently evaluating the impact of the restatement on the Company's internal control over financial reporting. Preliminarily, the Company has concluded that the cause of the restatement is determined to represent a material weakness in the Company's internal control over financial reporting, and the Company will conclude that its disclosure controls and procedures were not effective as of June 30, 2018, September 30, 2018, December 31, 2018 and March 31, 2019.
The Company's management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with PwC.

Item 7.01 Regulation FD Disclosure.

This information under this Item 7.01 of this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act, as amended (the “Exchange Act”), otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

In connection with the restatement announced in Item 4.02 above, the Company reaffirms the financial guidance it provided in connection with its most recent earnings release. Specifically, the Company reaffirms the following guidance for the three months ending June 30, 2019 and the full year ending December 31, 2019:

Second Quarter 2019 Guidance

•	Revenue is expected to be in the range of $73.5 million to $74.0 million.

•	Adjusted pro forma net loss per share is expected to be in the range of $0.15 to $0.13, assuming weighted-average shares outstanding of approximately 137 million.

Full Year 2019 Guidance

•	Revenue is expected to be in the range of $312 million to $318 million.

•	Adjusted pro forma net loss per share is expected to be in the range of $0.42 to $0.38, assuming weighted-average shares outstanding of approximately 137 million.

Guidance for non-GAAP financial measures excludes non-cash equity-based compensation, amortization of acquired intangible assets, employer payroll taxes on employee stock transactions, secondary offering costs, and amortization of debt discount and issuance costs. The Company has not reconciled its expectations as to adjusted pro forma net loss per share to its most directly comparable GAAP measure because certain items cannot be reasonably predicted. Accordingly, reconciliations for expectations of adjusted pro forma net loss per share are not available without unreasonable effort.

Forward-Looking Statements

This Current Report on Form 8-K contains a number of forward-looking statements within the meaning of federal securities laws that involve risks and uncertainties, including statements regarding the Company's plans, materiality or significance of the understatements and adjustments presented, which are management's best estimates as of the date hereof, the restatement's quantitative effects, and statements regarding the Company's future financial and operating performance, including the financial outlook for the second quarter 2019, and the full year 2019. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and are beyond the control of the Company.

Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the preparation of the Company's restated financial statements, the receipt of a new audit opinion, the filing of the 10-K/A, or other subsequent events that would require the Company to make additional adjustments, as well as inherent limitations in internal control over financial reporting. In addition, financial results may differ materially from statements made in this Current Report on Form 8-K due to a significant number of factors, including: the pace of market adoption of cloud-based learning solutions; the Company's ability to expand its course library and develop new platform features; competition; the Company's ability to attract and retain customers; the Company's ability to increase sales of subscriptions to its platform to customers; the Company's ability to expand its sales and marketing capabilities; and general market, political, economic, and business conditions. All forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pluralsight, Inc.

June 17, 2019	/s/	James Budge
James Budge
Chief Financial Officer